Exhibit I to Distribution Plan (CFST) – Classes C and R

EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

As of June 15, 2021

Funds	Class C Shares	Class R Shares
Columbia California Intermediate Municipal Bond Fund	0.75%	N/A
Columbia Capital Allocation Moderate Aggressive Portfolio	0.75%	0.50%
Columbia Capital Allocation Moderate Conservative Portfolio	0.75%	0.50%
Columbia Convertible Securities Fund	0.75%	0.50%
Columbia Large Cap Enhanced Core Fund	N/A	0.50%
Columbia Large Cap Growth Opportunity Fund	0.75%	0.50%
Columbia North Carolina Intermediate Municipal Bond Fund	0.75%	N/A
Columbia Overseas Value Fund	0.75%	0.50%
Columbia Select Global Growth Fund	0.75%	0.50%
Columbia Select Large Cap Equity Fund	0.75%	0.50%
Columbia Select Mid Cap Value Fund	0.75%	0.50%
Columbia Short Term Bond Fund	0.75%*	0.50%
Columbia Short Term Municipal Bond Fund	0.75%	N/A
Columbia Small Cap Index Fund	N/A	N/A
Columbia Small Cap Value Fund II	0.75%	0.50%
Columbia South Carolina Intermediate Municipal Bond Fund	0.75%	N/A
Columbia Virginia Intermediate Municipal Bond Fund	0.75%	N/A

**	Effective on and after August 1, 2021, Columbia Short Term Bond Fund’s Class C share Distribution Fee will change from 0.75% to 0.55%.